Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Balanced Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer Balanced Fund dated February 15, 2002 (and to all references to our firm) included in or made a part of Pioneer Balanced Fund's Post-Effective Amendment No. 68 and Amendment No. 37 to Registration Statement File Nos. 2-28273 and 811-01605, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachusetts
April 29, 2002